                                                                  Exhibit 10(A)

          364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the "Agreement"), dated as of February 23, 2001, among TXU Corp., a Texas corporation ("TXU"); TXU ELECTRIC COMPANY, a Texas corporation and a wholly owned subsidiary of TXU ("TXU Electric"), and TXU GAS COMPANY, a Texas corporation and a wholly owned subsidiary of TXU ("TXU Gas" and, together with TXU and TXU Electric, the "Borrowers", and each individually, a "Borrower"); the lenders listed in Schedule
          2.01 (together with their successors and assigns, the "Lenders"); and THE CHASE MANHATTAN BANK ("Chase"), as Competitive Advance Facility Agent (in such capacity, the "CAF Agent") and as administrative agent for the Lenders (in such capacity, the "Administrative Agent"; and, together with the CAF Agent, the "Agents").

     The Borrowers have requested the Lenders to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein, the Lenders have so agreed on the terms and conditions set forth herein, and the CAF Agent has agreed to act as Competitive Advance Facility Agent, and the Administrative Agent has agreed to act as agent for the Lenders, on such terms and conditions;

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

     SECTION 1.01.  Defined Terms.

     As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.09 or 2.13(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition Date" shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder).

          "Adjusted Commitment" shall have the meaning assigned to such term in
     Section 5.09(b).

          "Administrative Agent" shall have the meaning given such term in the preamble hereto.

          "Administrative Fees" shall have the meaning assigned to such term in
     Section 2.05(b).

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

          "Agents" shall have the meaning given such term in the preamble hereto.

          "Agreement" shall have the meaning given such term in the preamble hereto.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the Base CD Rate in effect on such day plus 1% and (c) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "Assessment Rate" shall mean, for any day, the annual rate (rounded upwards to the next 1/100 of 1%) most recently estimated by Chase as the then current net annual assessment rate that will be employed in determining amounts payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in US dollars at Chase's domestic offices; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a

     Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Chase, of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it. If for any reason Chase shall have determined (which determination shall be conclusive absent manifest error; provided that Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Chase to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" shall mean with respect to any Borrower, the percentage per annum set forth in the column identified as Level 1, Level 2, Level 3 or Level 4 below, based upon the Level corresponding to the higher Debt Rating of such Borrower at the time of determination, provided, that the Applicable Margins set forth below with respect to each Level shall be increased by .125% with respect to Eurodollar Loans outstanding at any time (x) following the Revolving Period or (y) during a Utilization Period, provided, further, that the Applicable Margin with respect to ABR Loans outstanding at any time (x) following the Revolving Period or (y) during a Utilization Period shall be equal to, for each Level, the then-effective Applicable Margin for Eurodollar Loans less 1.00% (but not negative). Any change in the Applicable Margin shall be effective on the date on which the applicable rating agency announces any change in the Debt Rating.

==================================================================================================
                     Level 1               Level 2              Level 3              Level 4
                     -------               -------              -------              -------
S&P               BBB+ or better             BBB                  BBB-            BB+ or below*
Moody's           Baa1 or better            Baa2                 Baa3             Ba1 or below*
--------------------------------------------------------------------------------------------------
Percentage Per Annum
--------------------------------------------------------------------------------------------------
Eurodollar            .500%                 .725%                .925%               1.125%
 Margin
--------------------------------------------------------------------------------------------------
ABR                      0                     0                    0                 .125%
Margin
==================================================================================================

* or unrated

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

          "Auction Fees" shall mean the competitive loan fees provided for in the Letter Agreement, payable to the CAF Agent by the applicable Borrower at the time of delivery of each Competitive Bid Request by such Borrower to the CAF Agent pursuant to Section 2.03.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.

          "Borrower" shall have the meaning given such term in the preamble hereto.

          "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAF Agent" shall have the meaning given such term in the preamble hereto.

          "A Change in Control" shall be deemed to have occurred if (a) any person or group of related persons (other than TXU, any Subsidiary of TXU, or any pension, savings or other employee benefit plan for the benefit of employees of TXU and/or any Subsidiary of TXU) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Acquisition Date and the date on which any tender offer for Voting Shares of TXU was commenced, by a majority of the Disinterested Directors of TXU, or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of TXU (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of TXU.

          "Chase" shall have the meaning given such term in the preamble hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Commission" shall mean the Public Utility Commission of the State of Texas.

          "Commitment" shall mean, with respect to each Lender, the commitment of such Lender set forth in Schedule 2.01 hereto to make Loans, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10 or 5.09(b) or modified from time to time pursuant to Section 8.04. The Commitment of each

     Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

          "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

          "Competitive Bid Accept/Reject Letter" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

          "Competitive Bid Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid, (i) in the case of a Eurodollar Loan, the LIBO Rate for the Interest Period requested in such Competitive Bid plus the Competitive Bid Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
     Section 2.03 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.

          "Competitive Loan" shall mean a Loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

          "Consolidated Earnings Available for Fixed Charges" for any twelve-month period shall mean (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of Subsidiaries, but before any extraordinary items and before the effect in such twelve-month period of any change in accounting principles promulgated by the Financial Accounting Standards Board becoming effective after December 31, 1999, less (ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus (iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus (iv) Consolidated Fixed Charges, all determined for such twelve-month period with respect to TXU and its Consolidated Subsidiaries on a consolidated basis; provided, however, that in computing Consolidated Earnings Available for Fixed Charges for any twelve-month period the following amounts shall be excluded: (A) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed

     $100,000,000, (B) any non-cash book losses relating to the sale or write-down of assets and (C) charges in respect of one-time costs incurred in connection with mergers and acquisitions in an aggregate amount not to exceed $20,000,000 in any such twelve-month period.

          "Consolidated Fixed Charges" for any twelve-month period shall mean the sum (without duplication) of (i) interest on mortgage bonds, (ii) interest on other long-term debt, (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt, and
     (iv) preferred stock dividends and preferred securities distributions of Subsidiaries, all determined for such twelve-month period with respect to TXU and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

          "Consolidated Shareholders' Equity" shall mean the sum (without duplication) of (i) total common stock equity plus (ii) preferred stock not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to TXU and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Linked Securities plus (iv) Equity-Credit Preferred Securities in an aggregate amount not in excess of $2,000,000,000.

          "Consolidated Subsidiary" shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of TXU, TXU Electric or TXU Gas, as the case may be, in its consolidated financial statements as of such date.

          "Consolidated Total Capitalization" shall mean the sum of (i) total common stock equity, (ii) preferred stock and preferred securities, and
     (iii) long-term debt (less amounts due currently), all determined with respect to TXU and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with TXU, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Debt Rating" shall mean, with respect to any Borrower, the ratings (whether explicit or implied) assigned by S&P and Moody's to such Borrower's senior unsecured non-credit enhanced long term debt.

          "Default" shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

          "Disinterested Director" shall mean any member of the Board of Directors of TXU who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than TXU, any Subsidiary of TXU, or any pension, savings or other employee benefit plan for the benefit of employees of TXU and/or any Subsidiary of TXU) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) and who either was a member of the Board of Directors of TXU prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Effective Date" shall have the meaning assigned to that term in
     Section 4.01.

          "Equity-Credit Preferred Securities" shall mean securities, however denominated, (A) issued by TXU or a Consolidated Subsidiary, (B) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (C) that are perpetual or mature no less than 30 years from the date of issuance, (D) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (E) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Maturity Date and after the "Maturity Date" under and as defined in the Facility B Credit Agreement.

          "Equity-Linked Securities" shall mean the 14 million equity-linked securities issued by TXU in July and August 1998 known as "Feline Prides".

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in
     Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in
     Section 414(m) or (o) of the Code of which the relevant Borrower is a member.

          "ERISA Event" shall mean (i) any "Reportable Event"; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by any Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Borrower other than a liability to pay premiums or benefits when due.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

          "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
     Article VI.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Facility B Credit Agreement" shall mean the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000, among the Borrowers and certain other parties named therein, as amended, modified or supplemented from time to time.

          "Facility Fee" shall have the meaning assigned to such term in Section 2.05(a).

          "Facility Fee Percentage" shall mean the percentage per annum set forth in the column identified as Level 1, Level 2, Level 3 or Level 4 below, based upon the Level corresponding to the higher Debt Rating of TXU at the time of determination. Any change in the Facility Fee Percentage shall be effective on the date on which the applicable rating agency announces any change in the applicable Debt Rating.

=====================================================================================================
                      Level 1               Level 2             Level 3               Level 4
                      -------               -------             -------               -------
S&P                BBB+ or better             BBB                 BBB-             BB+ or below*
Moody's            Baa1 or better             Baa2                Baa3             Ba1 or below*
-----------------------------------------------------------------------------------------------------
Percentage Per Annum
-----------------------------------------------------------------------------------------------------
Facility Fee          0.125%                0.150%                0.20%                 0.25%
=====================================================================================================

* or unrated

          "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

          "Fees" shall mean the Facility Fee, the Auction Fees, the Administrative Fees and any other fees provided for in the Letter Agreement.

          "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

          "First Mortgage" shall mean (i) the TXU Electric Mortgage and (ii) any Mortgage and Deed of Trust of TXU Electric issued to refund, to replace or in substitution for the TXU Electric Mortgage.

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the "Fixed Rate") (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Indebtedness" of any person shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such person or for which such person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided that, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Maturity Date, such period may end on the seventh or fourteenth day thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.06 or
     Section 2.11 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Lenders" shall have the meaning given such term in the preamble hereto.

          "Letter Agreement" shall mean, collectively, (i) the Commitment Letter, dated January 31, 2001, among TXU, Chase and J.P. Morgan & Co., a division of Chase Securities Inc., and (ii) the Fee Letter, dated January 31, 2001, among TXU, Chase and J.P. Morgan & Co., a division of Chase Securities Inc., each as amended, modified or supplemented from time to time.

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

          "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

          "Material Adverse Change" shall mean a materially adverse change in the business, assets, operations or financial condition of TXU and its Subsidiaries taken as a whole which makes any Borrower unable to perform any of its obligations under this Agreement or the Facility B Credit Agreement or which impairs the rights of, or benefits available to, the Lenders under this Agreement or the "Lenders" or the "Fronting Bank" under the Facility B Credit Agreement.

          "Maturity Date" shall mean the earlier to occur of (i) the last day of the Revolving Period, or, if the conditions set forth in Section 2.19 shall have been met, the first anniversary of the last day of the Revolving Period and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.10 or Article VI.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

          "Notice of Competitive Bid Request" shall mean a notification made pursuant to Section 2.03 in the form of Exhibit A-2.

          "Operating Agreements" shall mean the (i) Operating Agreement, dated April 28, 1978, between TXU Mining and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company, as amended by the Modification of Operating Agreement, dated April 20, 1979, between the same parties and (ii) the Operating Agreement, dated December 15, 1976, between TXU Fuel and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company, as the same may be amended from time to time, provided that any resulting amended agreement shall not increase the scope of Liens permitted under Section 5.10(i).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Encumbrances" shall mean, as to any person at any date, any of the following:

          (a) (i) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers' compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and which do not impair the use of the property or the operation of such person's business, (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics' or materialmen's

     Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

          (b) Liens securing indebtedness, neither assumed nor guaranteed by such person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

          (c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

          (d) rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

          (e) easements, restrictions, exceptions or reservations in any property and/or rights of way of such person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such person;

          (f) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such person;

          (g) any obligations or duties, affecting the property of such person, to any municipality or public authority with respect to any franchise, grant, license or permit;

          (h) as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

          (i) any judgment Lien against such person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders' Equity, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

          (j) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

          (k) any landlords' Lien on fixtures or movable property located on premises leased by such person in the ordinary course of business so long as the rent secured thereby is not in default.

          "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan described under
     Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by any Borrower or any ERISA Affiliate.

          "Qualified Transition Bonds" shall mean securities, however denominated, that are (i) issued by a Consolidated Subsidiary formed and operating solely for the purpose of (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above, (ii) secured by or otherwise payable from transition charges authorized pursuant to such order, and (iii) non-recourse to TXU or any of its other Consolidated Subsidiaries.

          "Register" shall have the meaning given such term in Section 8.04(d).

          "Reportable Event" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "Required Lenders" shall mean, at any time, Lenders having Commitments representing in excess of 50% of the Total Commitment or, (i) for purposes of acceleration pursuant to clause (ii) of Article VI, or (ii) if the Total Commitment has been terminated, Lenders holding Loans representing in excess of 50% of the aggregate principal amount of the Loans outstanding.

          "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Revolving Period" shall mean the period beginning on the date hereof and ending on February 22, 2002.

          "S&P" shall mean Standard & Poor's Ratings Services (a division of The McGraw-Hill Companies, Inc.).

          "SEC" shall mean the Securities and Exchange Commission.

          "Second Amended Agreement" shall mean the 364-Day Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000, among the Borrowers, the financial institutions parties thereto as lenders, and Chase, as Administrative Agent and Competitive Advance Facility Agent.

          "Significant Disposition" shall mean a sale, lease, disposition or other transfer by a Subsidiary Borrower, or any Subsidiary of a Subsidiary Borrower, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by such Subsidiary Borrower or any Subsidiary thereof, 25% or more of the assets of such Subsidiary Borrower and its Subsidiaries taken as a whole, excluding any such sale, lease, disposition or other transfer to a wholly-owned Subsidiary of such Subsidiary Borrower.

          "Significant Subsidiary" shall mean at any time a Subsidiary of TXU that as of such time satisfies the definition of a "significant subsidiary" contained as of February 25, 2000 in Regulation S-X of the SEC; provided, that each of TXU Electric, TXU Gas and any other Borrower hereunder shall at all times be considered a Significant Subsidiary of TXU.

          "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

          "Standby Borrowing Request" shall mean a request made pursuant to
     Section 2.04 in the form of Exhibit A-5.

          "Standby Loans" shall mean the revolving loans made pursuant to
     Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" shall mean, with respect to any person (the "parent"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent.

          "Subsidiary Borrower" shall mean each of TXU Electric and TXU Gas.

          "Subsidiary Borrower Earnings Available for Fixed Charges" for any twelve-month period for any Subsidiary Borrower shall mean (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of subsidiaries, but before any extraordinary items and before the effect in such twelve-month period of any change in accounting principles promulgated by the Financial Accounting Standards Board becoming effective after December 31, 1999, less (ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus (iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus
     (iv) Subsidiary Borrower Fixed Charges, all determined for such twelve-month period with respect to such Subsidiary Borrower and its Subsidiaries on a consolidated basis; provided, however, that in computing Subsidiary Borrower Earnings Available for Fixed Charges for any twelve-month period the following amounts shall be excluded: (A) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (B) any non-cash book losses relating to the sale or write-down of assets and (C) charges in respect of one-time costs incurred in connection with mergers and acquisitions in an aggregate amount not to exceed $10,000,000 (in the case of TXU Electric) or $5,000,000 (in the case of TXU Gas) in any such twelve-month period.

          "Subsidiary Borrower Fixed Charges" for any twelve-month period for any Subsidiary Borrower shall mean the sum (without duplication) of (i) interest on mortgage bonds, (ii) interest on other long-term debt, (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt, and (iv) preferred stock dividends and preferred securities distributions of subsidiaries, all determined for such twelve-month period with respect to such Subsidiary Borrower and its Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

          "Substantial" shall mean an amount in excess of 10% of the consolidated assets of TXU and its Consolidated Subsidiaries taken as a whole.

          "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

          "TXU" shall have the meaning given such term in the preamble hereto.

          "TXU Electric" shall have the meaning given such term in the preamble hereto.

          "TXU Electric Approval Date" shall mean the first date on which the following shall have occurred: TXU Electric shall have delivered to the Administrative Agent (in sufficient copies for each of the Lenders) (i) a certificate of the Secretary or Assistant Secretary of TXU Electric certifying that (A) attached thereto are true and correct copies of all corporate resolutions and all orders, consents and approvals required by any Governmental Authority in order to permit or authorize TXU Electric to borrow and repay Loans hereunder and to request, receive and repay "Extensions of Credit" under and as defined in the Facility B Credit Agreement in an aggregate principal amount at least equal to the sum of the Total Commitment hereunder and the "Total Commitment" under and as defined in the Facility B Credit Agreement and (B) that all such resolutions, orders, consents and approvals are in full force and effect, sufficient for their purpose and, in the case of such orders, consents and approvals, not subject to any pending or, to the knowledge of such Secretary or Assistant Secretary (as the case may be), threatened appeal or other proceeding seeking reconsideration or review thereof and (ii) an opinion of counsel to TXU Electric, in form and substance satisfactory to the Administrative Agent, as to such orders, consents and approvals and as to the enforceability of the obligations of TXU Electric hereunder on and after such date.

          "TXU Electric Mortgage" shall mean the Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric to Irving Trust Company (now The Bank of New York), Trustee, as amended or supplemented from time to time.

          "TXU Fuel" shall mean TXU Fuel Company, a Texas corporation, and its successors.

          "TXU Gas" shall have the meaning given such term in the preamble hereto.

          "TXU Mining" shall mean TXU Mining Company, a Texas corporation, and its successors.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

          "U.K. Facility Agreement" shall mean the Facilities Agreements, dated August 23, 2000, with respect to a (Pounds)750 million term facility, a (Pounds)325 million revolving credit facility and a (Pounds)300 million revolving credit facility, among TXU Europe Limited, the lenders parties thereto and certain other parties named therein, as amended, modified or supplemented from time to time.

          "Utilization Period" shall mean any day or days during which the aggregate principal amount of outstanding Loans is greater than 33-1/3% of the Total Commitment for such day or days.

          "Voting Shares" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

          "Wholly Owned Subsidiary" shall mean any Consolidated Subsidiary all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by TXU.

          "Withdrawal Liability" shall mean liability of a Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02.  Terms Generally.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrowers' audited financial statements referred to in Section 3.05.

                                  ARTICLE II
                                  THE CREDITS

     SECTION 2.01.  Commitments.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans, at any time and from time to time until the earlier of the Maturity Date and the termination of the Commitment of such Lender, to each Borrower in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject, however, to the conditions that (i) at no time shall the sum of (x) the outstanding aggregate principal amount of all Standby Loans plus (y) the outstanding aggregate principal amount of all Competitive Loans exceed the

Total Commitment, (ii) at no time shall the sum of (x) the outstanding aggregate principal amount of all Loans made to TXU Gas plus (y) the outstanding aggregate principal amount of all "Loans" under and as defined in the Facility B Credit Agreement made to TXU Gas plus (z) the aggregate amount of "LC Outstandings" under and as defined in the Facility B Credit Agreement for the account of, or owing by, TXU Gas exceed $650,000,000, (iii) unless and until the TXU Electric Approval Date shall have occurred, at no time shall the sum of (x) the outstanding aggregate principal amount of all Loans made to TXU Electric plus
(y) the outstanding aggregate principal amount of all "Loans" under and as defined in the Facility B Credit Agreement made to TXU Electric plus (z) the aggregate amount of "LC Outstandings" under and as defined in the Facility B Credit Agreement for the account of, or owing by, TXU Electric exceed $2,000,000,000 (iv) at no time shall (x) the outstanding aggregate principal amount of all Standby Loans made by any Lender plus (y) the amount by which the Competitive Loans made to any Borrower and outstanding at such time shall be deemed to have used the Commitment of such Lender pursuant to Section 2.14 exceed the amount of such Lender's Commitment, (v) at all times, the outstanding aggregate principal amount of all Standby Loans made by each Lender to each Borrower shall equal the product of (A) the percentage which such Lender's Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Standby Loans made to such Borrower and (vi) Standby Loans made after the last day of the Revolving Period may be made only to refund Standby Loans outstanding on such day.

     Within the foregoing limits, the Borrowers may borrow, pay or prepay and, subject to the limitations set forth in Section 2.11(a), reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

     SECTION 2.02.  Loans.

     (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

     (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such

Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

     (c) Subject to paragraph (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the applicable Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section
2.14. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) A Borrower may refinance all or any part of any Standby Borrowing with a Standby Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Standby Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with
Section 2.06 or 2.11, as applicable, with the proceeds of a new Standby Borrowing, and the proceeds of the new Standby Borrowing, to the extent they do not exceed the principal amount of the Standby Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to such Borrower pursuant to paragraph (c) above.

     SECTION 2.03.  Competitive Bid Procedure.

     (a) In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the CAF Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the CAF Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the CAF Agent's sole discretion, and the CAF Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (w) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (y) the Interest Period with respect thereto (which may not end after the earlier to occur of the last day of the Revolving Period and the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the CAF Agent shall telecopy to each Lender a Notice of Competitive Bid Request in the form of Exhibit A-2 inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

     (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the CAF Agent by telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the CAF Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the CAF Agent, and the CAF Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make to such Borrower,
(y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the CAF Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

     (c) The CAF Agent shall notify the Borrower by telecopy of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which such Competitive Bid was made and the identity of the Lender that made each such bid by (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. The CAF Agent shall send a copy of all Competitive Bids to the

Borrower for its records as soon as practicable after the completion of the bidding process set forth in this Section 2.03.

     (d) A Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any or all Competitive Bids referred to in paragraph (c) above. Such Borrower shall notify the CAF Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above by (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that
(i) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the applicable Borrower. A notice given by a Borrower pursuant to this paragraph (d) shall be irrevocable.

     (e) The CAF Agent shall promptly notify each bidding Lender (and the Administrative Agent), by telecopy, whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

     (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in clauses (i), (ii) and
(iii) of Section 2.01 would not be met.

     (g) If either the Administrative Agent or CAF Agent shall elect to submit a Competitive Bid in its capacity as a Lender, such party shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the CAF Agent pursuant to paragraph (b) above.

     (h) Each of the Borrowers and the CAF Agent shall deliver to the Administrative Agent by telecopy copies of all notices delivered by it pursuant to this Section 2.03 at the same times such notices are delivered hereunder. All notices required by this Section 2.03 shall be given in accordance with Section 8.01.

     (i) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid which was accepted by a Borrower pursuant to paragraph (d) above.

     (j) Notwithstanding any provision in this Agreement to the contrary, no Competitive Borrowing shall be made or requested after the last day of the Revolving Period.

     SECTION 2.04.  Standby Borrowing Procedure.

     In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 11:00 a.m., New York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business
Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "Interest Period"). If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

     SECTION 2.05.  Fees.

     (a) The Borrowers agree jointly and severally to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 2001) and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the sum of the unused Commitment of such Lender plus the principal amount of Loans outstanding made by such Lender (without regard, in either case, to any Competitive Loans made by any Lender), during the preceding quarter (or other period commencing on the Effective Date or ending on the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Effective Date, and shall cease to accrue on the date of termination of the Commitment of such Lender as provided herein.

     (b) Each Borrower agrees jointly and severally to pay the Administrative Agent, for its own account, the administrative fees provided for in the Letter Agreement (the "Administrative Fees").

     (c) Each Borrower agrees to pay the CAF Agent, for its own account, the Auction Fees applicable to such Borrower.

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the CAF Agent. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06.  Repayment of Loans; Evidence of Indebtedness.

     (a) The outstanding principal balance of each Loan shall be due and payable on the last day of the Interest Period applicable thereto and on (i) the Maturity Date or (ii) if sooner, with respect to Competitive Loans only, the last day of the Revolving Period.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

     SECTION 2.07.  Interest on Loans.

     (a) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect and in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Competitive Bid Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to
Section 2.03.

     (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

     (c) Subject to the provisions of Section 2.08, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03.

     (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by Chase, and such determination shall be conclusive absent manifest error; provided that Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.08.  Default Interest.

     If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(b)) equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 1%.

     SECTION 2.09.  Alternate Rate of Interest.

     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent and (y) any request by a Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR

Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurodollar Standby Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.10.  Termination and Reduction of Commitments.

     (a) The Commitments shall be automatically terminated on the Maturity Date and shall be automatically reduced on the date of any Significant Disposition by such amount as may be required to give effect to any Adjusted Commitment pursuant to Section 5.09(b).

     (b) On the last day of the Revolving Period, the Total Commitment shall be permanently reduced to an amount equal to the aggregate principal amount of Loans then outstanding. In addition, if on any date following the last day of the Revolving Period the aggregate principal amount of Loans then outstanding shall be less than the Total Commitment, then on such date the Total Commitment shall be permanently reduced to an amount equal to the aggregate principal amount of Loans then outstanding.

     (c) Upon at least two Business Days' prior irrevocable written notice to the Administrative Agent, the Borrowers, acting jointly, may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made that would reduce the Total Commitment to an amount less than (1) the aggregate principal amount of outstanding Loans on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.11) or (2) $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Total Commitment to $0. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10(c) and of each Lender's portion of any such termination or reduction of the Total Commitment.

     (d) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

     SECTION 2.11.  Prepayment.

     (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 11:00
     a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000. No prepayment may be made in respect of any Competitive Borrowing. Any principal amount of any Loan repaid or prepaid on or after the last day of the Revolving Period and not refinanced with the proceeds of another Loan on the date of such repayment or prepayment (as the case may be) may not be reborrowed.

     (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.12.  Reserve Requirements; Change in Circumstances.

     (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of taxes on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the applicable Borrower or, if the foregoing circumstances do not relate to a particular Borrowing, the Borrowers shall, upon receipt of the notice and certificate provided for in Section 2.12(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

     (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid by the Borrowers to such Lender. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

     (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the applicable Borrower or the Borrowers, as the case may be, and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the applicable Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by such Borrower pursuant to this Section; provided, however, that failure by such Lender to give such notice shall not constitute a waiver of such Lender's right to demand compensation hereunder.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the applicable Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and
(ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

     SECTION 2.13.  Change in Legality.

     (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Agents, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.13, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

     SECTION 2.14.  Pro Rata Treatment.

     Except as provided below in this Section 2.14 with respect to Competitive Borrowings and as required under Sections 2.13 and 2.18, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.15.  Sharing of Setoffs.

     Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

     SECTION 2.16.  Payments.

     (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081,

Attention: Loan and Agency Services Group, in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of such Borrower's rights to any independent claim that such Borrower may have against either Agent or any Lender.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.17.  Taxes.

     (a) Any and all payments of principal and interest on any Borrowings, or of any Fees or indemnity or expense reimbursements by a Borrower hereunder ("Borrower Payments") shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such Borrower Payments, but only to the extent reasonably attributable to such Borrower Payments, excluding
(i) income taxes imposed on the net income of the Administrative Agent, the CAF Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the CAF Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, the CAF Agent or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agents, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Letter Agreement ("Other Taxes").

     (c) Each Borrower shall indemnify each Lender (or Transferee thereof) and each Agent for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such Lender (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender, the CAF Agent, or the Administrative Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or any Agent, as the case may be, makes written demand therefor.

     (d) If a Lender (or Transferee) or any Agent shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such United States Governmental Authority for such refund at such Borrower's expense. If a Lender (or Transferee) or any Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower had paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or such Agent and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or such Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or such Agent in the event such Lender (or Transferee) or such Agent is required to repay such refund to such United States Governmental Authority.

     (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by a Borrower to the relevant United States Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (g) Each Lender or Agent (or Transferree) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender" or "Non U.S. Agent", as applicable) shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) A Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of such Borrower; and provided further, however, that this clause
(i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of paragraph (g) above and (i) below.

     (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

     (j) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or any Agent to make available to such Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

     (k) Notwithstanding anything herein to the contrary, the indemnification obligations under this Section shall, to the extent practicable, be allocated between the Borrowers based upon their relative liability for the interest, fee or other payments in respect of which such indemnification obligations arise.

     SECTION 2.18.  Assignment of Commitments Under Certain Circumstances.

     In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, or any Borrower shall be required to make additional payments to any Lender under Section 2.17, the Borrowers shall have the right, at their own expense, upon notice to such Lender and the Agents, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Agents and the Borrowers (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and the Borrowers shall pay the processing and recordation fee due pursuant to
Section 8.04.

     SECTION 2.19.  Term Loans.

     On the last day of the Revolving Period, if and only if on such date (i) Standby Loans are outstanding and (ii) no Default or Event of Default shall have occurred and be continuing, the Maturity Date shall be extended for a period of one year from the last day of the Revolving Period.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to each of the Lenders as follows (except in the case of the representations contained (i) in Sections 3.05(a) and 3.12, which are made by TXU only, (ii) in Section 3.05(b), which are made by TXU Electric only, and (iii) in Section 3.05(c), which are made by TXU Gas only:

     SECTION 3.01.  Organization; Powers.

     Such Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

     SECTION 3.02.  Authorization.

     The execution, delivery and performance by such Borrower of this Agreement and the Borrowings hereunder (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of such Borrower or any of its Subsidiaries to which such Borrower is subject, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of such Borrower.

     SECTION 3.03.  Enforceability.

     This Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 3.04.  Governmental Approvals.

     No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower of this Agreement, except those as have been duly obtained and as are (i) in full force and effect,
(ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of such Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

     SECTION 3.05.  Financial Statements.

     (a) The consolidated balance sheet of TXU and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TXU's 1999 Annual Report on Form 10-K, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TXU and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period ending on such date. The unaudited consolidated balance sheets of TXU and its Consolidated Subsidiaries as of March 31, 2000, June 30, 2000 and September 30, 2000 and the related consolidated statements of income and cash flows for each of the three-month periods ending on such dates, certified by a Responsible Officer of TXU, copies of which have been delivered to each of the Lenders, fairly present (subject to year-end adjustments), in conformity with GAAP, the consolidated financial position of TXU and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates.

     (b) The consolidated balance sheet of TXU Electric and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TXU Electric's 1999 Annual Report on Form 10-K, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TXU Electric and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the period ending on such date. The unaudited consolidated balance sheets of TXU Electric and its Consolidated Subsidiaries as of March 31, 2000, June 30, 2000 and September 30, 2000 and the related consolidated statements of income and cash flows for each of the three-month periods ending on such dates, certified by a Responsible Officer of TXU Electric, copies of which have been delivered to each of the Lenders, fairly present (subject to year-end adjustments), in conformity with GAAP, the consolidated financial position of TXU Electric and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates.

     (c) The consolidated balance sheet of TXU Gas and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TXU Gas's 1999 Annual Report on Form 10-K, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TXU Gas and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the period ending on such date. The unaudited consolidated balance sheets of TXU Gas and its Consolidated Subsidiaries as of March 31, 2000, June 30, 2000 and September 30, 2000 and the related consolidated statements of income and cash flows for the three-month periods ending on such dates, certified by a Responsible Officer of TXU Gas, copies of which have been delivered to each of the Lenders, fairly present (subject to year-end adjustments), in conformity with GAAP, the consolidated financial position of TXU Gas and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates.

     (d) Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, since December 31, 1999, there has been no Material Adverse Change with respect to such Borrower, other than as a result of the matters excluded from the computation of Consolidated Earnings Available for Fixed Charges as set forth in the definition thereof.

     SECTION 3.06.  Litigation.

     Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, there is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, TXU or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of such Borrower to pay its obligations hereunder or which in any manner draws into question the validity of this Agreement.

     SECTION 3.07.  Federal Reserve Regulations.

     (a) Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used by such Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     (c) Not more than 25% of the value of the assets of any Borrower subject to the restrictions of Sections 5.09 and 5.10 are represented by Margin Stock.

     SECTION 3.08.  Investment Company Act; Public Utility Holding Company Act.

     (a) Neither such Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     (b) Such Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by the Borrowers of this Agreement and their respective obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

     SECTION 3.09.  No Material Misstatements.

     No report, financial statement or other written information furnished by or on behalf of such Borrower to the Agents or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     SECTION 3.10.  Taxes.

     Such Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns which to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

     SECTION 3.11.  Employee Benefit Plans.

     With respect to each Plan such Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

     SECTION 3.12.  Significant Subsidiaries.

     Each of TXU's corporate Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers necessary to carry on its business substantially as now conducted. TXU's corporate Significant Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to carry on the business of the corporate Significant Subsidiaries substantially as now conducted.

     SECTION 3.13.  Environmental Matters.

     Except as set forth in or contemplated by the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, such Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, neither such Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the facilities of such Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, such Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

                                  ARTICLE IV
                                  CONDITIONS

     The obligations of the Lenders to make Loans hereunder, and the effectiveness of this Agreement, are subject to the satisfaction of the following conditions:

     SECTION 4.01.  Effective Date.

     The Commitment of each Lender to make any Loan on or after the date hereof and the effectiveness of this Agreement are subject to the conditions (the first date such conditions are satisfied being hereinafter referred to as the "Effective Date") that on the Effective Date:

     (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (b) No Event of Default or Default shall have occurred and be continuing on such date.

     (c) The Agents shall have received all accrued but unpaid fees under the Second Amended Agreement and all other amounts due and payable as of the Effective Date by the Borrowers under the Second Amended Agreement or the Letter Agreement, and the Agents shall have received evidence satisfactory to them that all amounts outstanding under the Second Amended Agreement have been repaid (or will be repaid on the Effective Date with the proceeds of the Loans hereunder).

     (d) The Administrative Agent shall have received an executed counterpart to this Agreement of each Agent, each of the Lenders and each Borrower.

     (e) The Administrative Agent shall have received favorable written legal opinions of (i) (A) Thelen Reid & Priest LLP, special New York counsel to the Borrowers, and (B) Worsham Forsythe Wooldridge LLP, general counsel for the Borrowers, and (ii) King & Spalding, special New York counsel to the Administrative Agent, in each case dated the Effective Date, addressed to the Administrative Agent, the CAF Agent and the Lenders and in form and substance satisfactory to the Administrative Agent.

     (f) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Borrower, certified as of a recent date by the Secretary of State of the State of Texas, and a certificate as to the good standing of each Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Effective Date and certifying
(A) that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the board of directors of such Borrower authorizing the execution and delivery by such Borrower of this Agreement, the Borrowings to be made by such Borrower hereunder and the performance by such Borrower of all of its obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
(C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer of such Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) a certificate of a Responsible Officer of each Borrower, dated the Effective Date, stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower of this Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof, and (B) the matters set forth in paragraphs
(a) and (b) of this Section 4.01 are true and correct as of such date.

     (g) The Agents shall have received such other approvals, opinions and documents as the Agents or any of the Lenders may have reasonably requested.

     SECTION 4.02.  Conditions for All Loans.

     The Commitment of each Lender to make each Loan to be made by it in connection with any Borrowing shall be subject to the satisfaction of the following conditions precedent on the date of such Borrowing:

     (a) The Agents shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

     (b) The representations and warranties set forth in Article III hereof (except in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations set forth in Sections 3.05(d), 3.06,
3.11 and 3.13) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

     (d) The Agents shall have received a certificate of a Responsible Officer of the applicable Borrower certifying that the matters set forth in paragraphs
(b) and (c) of this Section 4.02 are true and correct as of such date.

Each such Loan shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing as to the matters specified in subsections (b) and (c) of this Section 4.02.

                                   ARTICLE V
                                   COVENANTS

     TXU (and each of TXU Electric and TXU Gas, to the extent such covenants apply to it) agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

     SECTION 5.01.  Existence.

     It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.09.

     SECTION 5.02.  Business and Properties.

     It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.03.  Financial Statements, Reports, Etc.

     TXU (and TXU Electric and TXU Gas, to the extent such information relates to TXU Electric or TXU Gas, as applicable, only) will furnish to the Agents and each Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of TXU, a consolidated balance sheet of TXU and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of TXU a consolidated balance sheet of TXU and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of TXU's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of TXU's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of TXU;

     (c) simultaneously with any delivery of each set of financial statements referred to in paragraphs (a) and (b) above, (i) an unconsolidated balance sheet of TXU and the related unconsolidated statements of income, retained earnings and cash flows as of the same date and for the same periods applicable to the statements delivered pursuant to paragraph (a) or (b) above, as applicable, all certified (subject to normal year-end adjustments in the case of quarterly statements) as to fairness of presentation, GAAP and consistency by a Financial Officer of TXU and (ii) a certificate of a Financial Officer of TXU (A) setting forth in reasonable detail the calculations required to establish whether TXU was in compliance with the requirements of Sections 5.11 and 5.12 on the date of such financial statements, and (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which TXU is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to paragraph (c) above;

     (e) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of TXU setting forth the details thereof and the action which TXU is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of TXU generally, copies of all financial statements, reports and proxy statements so mailed; (g) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports which TXU, TXU Electric or TXU Gas shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

     (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

     (i) promptly, from time to time, such additional information regarding the financial position or business of TXU and its Subsidiaries as the Agents, at the request of any Lender, may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in paragraph (a) of this Section, TXU shall make available a copy of the consolidating workpapers used by TXU in preparing such consolidated statements to each Lender that shall have requested such consolidating workpapers. Each Lender that receives such consolidating workpapers shall hold them in confidence as required by Section 8.15; provided that no Lender may disclose such consolidating workpapers to any other person pursuant to clause
(iv) of Section 8.15.

     SECTION 5.04.  Insurance.

     It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

     SECTION 5.05.  Taxes, Etc.

     It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

     SECTION 5.06.  Maintaining Records; Access to Properties and Inspections.

     It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

     SECTION 5.07.  ERISA.

     It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

     SECTION 5.08.  Use of Proceeds.

     It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Loans for purposes other than to refinance the amounts outstanding under the Second Amended Agreement and for working capital and other general corporate purposes, including the refinancing of short-term borrowings used for general corporate purposes.

     SECTION 5.09. Consolidations, Mergers, Sales and Acquisitions of Assets and Investments in Subsidiaries.

     (a)  TXU will not (i) consolidate or merge with or into any person unless
(A) the surviving corporation is incorporated under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of TXU hereunder and (B) no Default or Event of Default shall have occurred or be continuing at the time of or after giving effect to such consolidation or merger or (ii) sell, lease or otherwise transfer, in a single transaction or in a series of transactions, all or any Substantial part of its assets to any person or persons other than a Wholly Owned Subsidiary. Subject to subsection (b) below, TXU will not permit any Significant Subsidiary to consolidate or merge with or into, or sell, lease or otherwise transfer all or any Substantial part of its assets to, any person other than TXU or a Wholly Owned Subsidiary (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary), provided that in the case of any merger or consolidation involving TXU Electric or TXU Gas, such person must assume or be responsible by operation of law for all the obligations of TXU Electric or TXU Gas, as applicable, hereunder, and TXU will not in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to any such transaction. Notwithstanding the foregoing, (x) neither TXU nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them, or in the case of TXU Gas, by TXU Gas and other businesses reasonably related thereto, (y) neither TXU nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, TXU would not be in compliance with the covenants set forth in Sections
5.11 and 5.12 and (z) nothing in this Section shall prohibit any sales of assets permitted by Section 5.10(d).

     (b) Notwithstanding any provision to the contrary in subsection (a) above, no Subsidiary Borrower may make, or cause or permit any Subsidiary of such Subsidiary Borrower to make, any Significant Disposition unless:

          (i) TXU shall have assumed joint and several liability for all obligations of such Subsidiary Borrower hereunder pursuant to an assumption agreement in form and substance satisfactory to the Administrative Agent and shall have delivered to the Administrative Agent the following:

                  (A) satisfactory opinions of counsel relating to such assumption,

                  (B) satisfactory evidence that all required actions by, consents or approvals of, registrations or filings with, or other action by, each Governmental Authority that is or will be required in connection with the assumption by TXU of joint and several liability for the obligations of such Subsidiary Borrower under this Agreement have been duly obtained and are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of TXU, threatened appeal or other proceeding seeking reconsideration or review thereof, and

                  (C) a certificate of a Responsible Officer of TXU certifying that, on the date of such Significant Disposition and after giving effect thereto, (1) no Default or Event of Default shall have occurred and be continuing and (2) each of the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; or

          (ii) the Commitments available to such Subsidiary Borrower shall have been adjusted to an amount (but not in excess of the Commitments available to such Subsidiary Borrower immediately prior to such Significant Disposition), which, if borrowed hereunder, would not result in such Subsidiary Borrower having Subsidiary Borrower Earnings Available for Fixed Charges less than or equal to 150% of Subsidiary Borrower Fixed Charges for any twelve-month period ending on the last day of any fiscal quarter of such Subsidiary Borrower occurring from and including the fiscal quarter during which such Significant Disposition is proposed to occur through and including the fiscal quarter during which the Maturity Date is then scheduled to occur (such amount being the "Adjusted Commitment"), as demonstrated in the manner described in the next sentence. The Subsidiary Borrower proposing to make the Significant Disposition shall demonstrate that the conditions set forth in this clause (ii) will be satisfied by delivering to the Administrative Agent and the Lenders the following:

                  (A) projected statements of income for such Subsidiary Borrower and its Subsidiaries (1) for the period from and including the fiscal quarter during which such Significant Disposition is proposed to occur through and including the fiscal quarter during which the Maturity Date is then scheduled to occur (the "Coverage Test Pro-formas"), (2) giving pro-forma effect to such proposed Significant Disposition and any resulting changes in income of such Subsidiary Borrower, (3) assuming that the full amount of the Adjusted Commitment available to such Subsidiary Borrower is utilized in the form of Standby Loans hereunder, (4) assuming that the LIBO Rate applicable to such Loans is at all times equal to the LIBO Rate in effect during the fiscal quarter immediately prior to the proposed date of the Significant Disposition, and (5) applying the Applicable Margin that reflects the ratings that S&P and Moody's have confirmed will be in effect for such Subsidiary Borrower after such Significant Disposition; and

                  (B) a certificate of a Responsible Officer of such Subsidiary Borrower certifying that the Coverage Test Pro-formas were prepared in good faith and based on the assumptions prescribed above and such other assumptions that such officer believes in good faith to be reasonable.

     On the date of any reduction of the Commitments pursuant to this clause
     (ii), the affected Subsidiary Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of its outstanding Competitive Loans and Standby Loans will not exceed the Adjusted Commitment.

     SECTION 5.10.  Limitations on Liens.

     Neither TXU nor any Significant Subsidiary will create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of TXU or any Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or sell, or permit any Significant Subsidiary to sell, any accounts receivable; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

     (a) any Lien in respect of any such property or assets of any Significant Subsidiary to secure indebtedness owing by it to TXU or any Wholly Owned Subsidiary of TXU; or

     (b) purchase money Liens (including capital leases) in respect of property acquired by TXU or any Significant Subsidiary, to secure the purchase price of such property (or to secure indebtedness incurred prior to, at the time of, or within 90 days after the acquisition solely for the purpose of financing the acquisition of such property), or Liens existing on any such property at the time of acquisition of such property by TXU or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of a corporation existing at the time such corporation becomes a Subsidiary of TXU; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that

                  (A) the aggregate principal amount of Indebtedness secured by all Liens in respect of any such property shall not exceed the cost (as determined by the board of directors of TXU or such Significant Subsidiary, as the case may be) of such property at the time of acquisition thereof (or (x) in the case of property covered by a capital lease, the fair market value, as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such corporation becomes a Subsidiary of TXU the fair market value, as so determined of such property at such time), and

                  (B) at the time of the acquisition of the property by TXU or such Subsidiary, or at the time such corporation becomes a Subsidiary of TXU, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon; or

     (c) refundings or extensions of any Lien permitted in the foregoing paragraph (b) for amounts not exceeding the principal amount of the Indebtedness so refunded or extended or the fair market value (as determined by the board of directors of TXU or such Significant Subsidiary, as the case may be) of the property theretofore subject to such Lien, whichever shall be lower, in each case at the time of such refunding or extension; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon; or

     (d) sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality's issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of TXU or any Significant Subsidiary) made in any one calendar year shall not exceed $50,000,000; or

     (e) any production payment or similar interest which is dischargeable solely out of natural gas, coal, lignite, oil or other mineral to be produced from the property subject thereto and to be sold or delivered by TXU or any Significant Subsidiary; or

     (f) any Lien including in connection with sale-leaseback transactions created or assumed by any Significant Subsidiary on natural gas, coal, lignite, oil or other mineral properties or nuclear fuel owned or leased by such Subsidiary, to secure loans to such Subsidiary in an aggregate amount not to exceed $400,000,000; provided that neither TXU nor any Subsidiary of TXU shall assume or guarantee such financings; or

     (g) leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which TXU or any Significant Subsidiary may acquire or dispose of any of its property, subject, however, to the terms of
Section 5.09; or

     (h) any Lien created or to be created by the First Mortgage of TXU Electric; or

     (i) any Lien on the rights of the TXU Mining or TXU Fuel existing under their respective Operating Agreements; or

     (j) pledges or sales by TXU Electric, TXU Gas or Eastern Electricity plc of its accounts receivable including customers' installment paper; or

     (k) the pledge of current assets, in the ordinary course of business, to secure current liabilities; or

     (l)  Permitted Encumbrances; or

     (m) Permitted Security Interests (as such term is defined in the U.K. Facility Agreement) created by any Significant Subsidiary subject to the U.K. Facility Agreement; or

     (n) the Liens in favor of the Administrative Agent under the Facility B Credit Agreement on funds in the "Cash Collateral Account" (under and as defined in the Facility B Credit Agreement) and on such "Cash Collateral Account" to secure the reimbursement obligations of the Borrowers in respect of "Letters of Credit" issued under, and as defined in, the Facility B Credit Agreement.

     SECTION 5.11.  Fixed Charge Coverage.

     TXU will not, as of the end of each quarter of each fiscal year of TXU, permit Consolidated Earnings Available for Fixed Charges for the twelve months then ended to be less than or equal to 150% of Consolidated Fixed Charges for the twelve months then ended.

     SECTION 5.12.  Equity Capitalization Ratio.

     TXU will not at any time permit Consolidated Shareholders' Equity to be less than 35% of Consolidated Total Capitalization.

     SECTION 5.13.  Restrictive Agreements.

     TXU will not, and will not permit TXU Electric, TXU Gas or any other Subsidiary of TXU with respect to which TXU Electric or TXU Gas is also a Subsidiary to, enter into any agreement restricting the ability of such Subsidiary to make payments, directly or indirectly, to its shareholders by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other agreement or arrangement that restricts the ability of such Subsidiary to make any payment, directly or indirectly, to its shareholders if the effect of such agreement is to subject such Subsidiary to restrictions on such payments greater than those to which such Subsidiary is subject on the date of this Agreement.

                                  ARTICLE VI
                               EVENTS OF DEFAULT

     In case of the happening of any of the following events (each an "Event of Default"):

     (a) any representation or warranty made or deemed made by any Borrower in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made by any Borrower in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made by any Borrower in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

     (d) default shall be made by any Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
5.11 or 5.12;

     (e) default shall be made by any Borrower (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c), (d) or (e)(i) above) or in the Letter Agreement and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent at the request of any Lender to such Borrower;

     (f) TXU shall no longer own, directly or indirectly, all the outstanding common stock of TXU Electric (or any successor) and at least 51% of the outstanding common stock of TXU Gas (or any successor);

     (g) any Borrower or any Subsidiary thereof shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of TXU or any Significant Subsidiary, or of a substantial part of the property or assets of TXU or any Significant Subsidiary, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TXU or any Significant Subsidiary or for a substantial part of the property or assets of TXU or any Significant Subsidiary or (iii) the winding up or liquidation of TXU or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) TXU or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TXU or any Significant Subsidiary or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (j)  A Change in Control shall occur;

     (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against TXU or any Subsidiary thereof or any combination thereof and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of TXU or any Subsidiary to enforce any such judgment or order;

     (l) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the right of any or all of the Borrowers to borrow pursuant to the Commitments and (ii) declare the Loans of any or all of the Borrowers then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph (h) or (i) above with respect to any Borrower, the Commitments of the Lenders with respect to such Borrower shall automatically terminate and the principal of the Loans then outstanding of the Borrower with respect to which such event has occurred, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by such Borrower, anything contained herein to the contrary notwithstanding.

                                  ARTICLE VII
                                  THE AGENTS

     In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Administrative Agent and CAF Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the CAF Agent, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the CAF Agent all payments of principal of and interest on the Loans and all other amounts due to the Lenders and the CAF Agent hereunder, and promptly to distribute to each Lender and the CAF Agent its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

     No Agent or any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agents may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each of the Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. No Agent or any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by the other Agent or any Lender of any of its obligations hereunder or to the other Agent or any Lender on account of the failure of or delay in performance or breach by any other Lender, the other Agent or any Borrower of any of their respective obligations hereunder or in connection herewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, each of the Agents, in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and each of the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (i) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its outstanding Loans) of any expenses incurred for the benefit of the Lenders in its role as Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and
(ii) to indemnify and hold harmless each of the Agents and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Agents of expenses or other amounts referred to in this paragraph between this Agreement and the Facility B Credit Agreement shall be conclusive and binding for all purposes.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

     Neither Bank of America, N.A. nor Citibank, N.A. shall, by virtue of its designation as "Co-Syndication Agent", nor shall The Bank of New York, by virtue of its designation as "Documentation Agent", have any duties, liabilities, obligations or responsibilities under this Agreement other than as a Lender hereunder.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.01.  Notices.

     Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

     (a) if to any Borrower, to TXU Business Services Company, Energy Plaza, 1601 Bryan Street, 33rd Floor, Dallas, TX 75201, Attention of Laura Conn, Treasurer (Telecopy No. 214-812-2488);

     (b) if to the CAF Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Chris Consomer (Telecopy No. 212-552-5627);

     (c) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Michael Cerniglia (Telecopy No. 212-552-5777), with a copy to The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, Attention of Robert Traband (Telecopy No. 713-216-1081; and

     (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or previously or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

     SECTION 8.02.  Survival of Agreement.

     All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

     SECTION 8.03.  Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Borrowers and each Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

     SECTION 8.04.  Successors and Assigns.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, an assignment to a Federal Reserve Bank or an assignment made at any time an Event of Default shall have occurred and be continuing, the Borrowers and the Agents must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 or, if the amount of the Commitment of the assigning Lender is less than $15,000,000, the aggregate amount of such Lender's Commitment, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500 (provided that, in the case of simultaneous assignment of interests under one or more of this Agreement and the Facility B Credit Agreement, the aggregate fee shall be $3,500), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrowers to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.17 and 8.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrowers and the Agents to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

     (f) Each Lender may without the consent of the Borrowers or the Agents sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.17 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Loans, (y) extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or (z) extending the Commitments).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

     (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.09) by a Borrower without such consent shall be void.

     (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

     SECTION 8.05.  Expenses; Indemnity.

     (a) The Borrowers agree jointly and severally to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by a Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the reasonable fees and disbursements of counsel for the Agents or, in the case of enforcement following an Event of Default, the Lenders.

     (b) Each of the Borrowers agrees to indemnify each Lender against any loss, calculated in accordance with the next sentence, or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of such Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to
Section 2.03 or 2.04, (b) any payment, prepayment or conversion, or assignment of a Eurodollar Loan or Fixed Rate Loan of such Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan or a Fixed Rate Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

     (c) The Borrowers agree jointly and severally to indemnify the Agents, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from any litigation brought by such Indemnitee against the Borrowers or by any Borrower against such Indemnitee, in which a final, nonappealable judgment has been rendered against such Indemnitee; provided, further, that each Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 8.05(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

     (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

     (e) A certificate of any Lender or Agent setting forth any amount or amounts which such Lender or Agent is entitled to receive pursuant to paragraph
(b) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the appropriate Borrower and shall be conclusive absent manifest error.

     SECTION 8.06.  Right of Setoff.

     If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the relevant Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 8.07.  Applicable Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.08.  Waivers; Amendment.

     (a) No failure or delay of either Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase any Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, or
(iii) amend or modify the provisions of Section 2.14 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the CAF Agent hereunder without the prior written consent of the Administrative Agent or the CAF Agent, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

     SECTION 8.09.  Entire Agreement.

     This Agreement (including the schedules and exhibits hereto) and the Letter Agreement represent the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, is superseded by this Agreement and the Letter Agreement. There are no unwritten oral agreements between the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 8.10.  Severability.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.11.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

     SECTION 8.12.  Headings.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.13.  Interest Rate Limitation.

     (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this paragraph (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

     SECTION 8.14.  Jurisdiction; Venue.

     (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.15.  Confidentiality.

     Each Lender shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender (directly or through the Agents) by the Borrowers hereunder or in connection with the negotiation hereof; provided that such Lender may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender, (iii) as required by any legal or governmental process or otherwise by law, (iv) except as provided in the last sentence of Section 5.03, to any person to which such Lender sells or proposes to sell an assignment or a participation in its Loans hereunder, if such other person agrees for the benefit of the Borrowers to comply with the provisions of this Section and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender independently of any disclosure by any Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender may disclose the provisions of this Agreement and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Lender's interest in any Loan.

                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            TXU CORP.



                            By    /s/ Kirk R. Oliver
                              ------------------------------
                              Name:   Kirk R. Oliver
                              Title:  Treasurer and Assistant Secretary

                            TXU ELECTRIC COMPANY


                            By    /s/ Laura Conn
                              ------------------------------
                              Name:   Laura Conn
                              Title:  Treasurer and Assistant Secretary

                            TXU GAS COMPANY


                            By    /s/ Laura Conn
                              ------------------------------
                              Name:   Laura Conn
                              Title:  Treasurer and Assistant Secretary

                            THE CHASE MANHATTAN BANK,
                            individually and as Administrative Agent and Competitive Advance Facility Agent


                            By      /s/ Robert W. Traband
                              ------------------------------
                              Name:   Robert W. Traband
                              Title:  Vice President

                            ABN AMRO BANK N.V.


                            By    /s/ Kevin S. McFadden
                              ------------------------------
                            Name:   Kevin S. McFadden
                            Title:  Group Vice President



                            By    /s/ Jeffrey Dodd
                              ------------------------------
                            Name:   Jeffrey Dodd
                            Title:  Group Vice President

                            THE BANK OF TOKYO-MITSUBISHI, LTD.,


                            By    /s/ John M. Mearns
                              ------------------------------
                            Name:   John M. Mearns
                            Title:  Vice President and Manager

                            BNP PARIBAS


                            By    /s/ Mark A. Renaud
                              ------------------------------
                            Name:   Mark A. Renaud
                            Title:  Director


                            By    /s/ Andrew S. Platt
                              ------------------------------
                            Name:   Andrew S. Platt
                            Title:  Vice President

                            BARCLAYS BANK PLC


                            By    /s/ Douglas Bernegger
                              ------------------------------
                            Name:   Douglas Bernegger
                            Title:  Director

                            BAYERISCHE LANDESBANK GIROZENTRALE,
                            CAYMAN ISLANDS BRANCH


                            By    /s/ Peter Obermann
                              ------------------------------
                            Name:   Peter Obermann
                            Title:  Senior Vice President



                            By    /s/ Sean O'Sullivan
                              ------------------------------
                            Name:   Sean O'Sullivan
                            Title:  Vice President

                            CITIBANK, NA


                            By    /s/ Sandip Sen
                              ------------------------------
                            Name:   Sandip Sen
                            Title:  Managing Director and Vice President

                            COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES


                            By    /s/ W. David Suttles
                              ------------------------------
                            Name:   W. David Suttles
                            Title:  Vice President



                            By    /s/ Subash R. Viswanathan
                              ------------------------------
                            Name:   Subash R. Viswanathan
                            Title:  Senior Vice President

                            CREDIT LYONNAIS NEW YORK BRANCH


                            By    /s/ Phillippe Soustra
                              ------------------------------
                            Name:   Phillippe Soustra
                            Title:  Senior Vice President

                            CREDIT SUISSE FIRST BOSTON


                            By    /s/ Jay Chall
                              ------------------------------
                            Name:   Jay Chall
                            Title:  Director



                            By    /s/ Lalita Advani
                              ------------------------------
                            Name:   Lalita Advani
                            Title:  Assistant Vice President

                            THE DAI-ICHI KANGYO BANK, LTD.


                            By    /s/ Andreas Pantelli
                              ------------------------------
                            Name:   Andreas Pantelli
                            Title:  Senior Vice President

                            DANSKE BANK A/S


                            By    /s/ Dennis S. Shugrue
                              ------------------------------
                            Name:   Dennis S. Shugrue
                            Title:  Assistant Vice President


                            By    /s/ John A. O'Neill
                              ------------------------------
                            Name:   John A. O'Neill
                            Title:  Vice President

                            [THIS PAGE INTENTIONALLY LEFT BLANK]

                            GUARANTY FEDERAL BANK, FSB


                            By    /s/ Jim R. Hamilton
                              ------------------------------
                            Name:   Jim R. Hamilton
                            Title:  Vice President

                            THE INDUSTRIAL BANK OF JAPAN, LIMITED
                            NEW YORK BRANCH


                            By    /s/ Michael N. Oakes
                              ------------------------------
                            Name:   Michael N. Oakes
                            Title:  Senior Vice President, Houston Office

                            KBC BANK N.V.


                            By    /s/ Jean-Pierre Diels/Patrick A. Janssens
                              ------------------------------------------------
                            Name:   Jean-Pierre Diels/Patrick A. Janssens
                            Title:  First Vice President and Vice President

                            LEHMAN COMMERCIAL PAPER INC.


                            By    /s/ G. Andrew Keith
                              ------------------------------
                            Name:   G. Andrew Keith
                            Title:  Authorized Signatory

                            LLOYDS TSB BANK PLC


                            By    /s/ Windsor R. Davies
                              ------------------------------
                            Name:   Windsor R. Davies
                            Title:  Director Corporate Banking, USA



                            By    /s/ David Rodway
                              ------------------------------
                            Name:   David Rodway
                            Title:  Assistant Director

                            MELLON BANK, N.A.


                            By    /s/ Roger E. Howard
                              ------------------------------
                            Name:   Roger E. Howard
                            Title:  Vice President

                            [THIS PAGE INTENTIONALLY LEFT BLANK]

                            NATIONAL AUSTRALIA BANK LIMITED
                            A.C.N. 004044937


                            By    /s/ Frank J. Campiglia
                              ------------------------------
                            Name:   Frank J. Campiglia
                            Title:  Vice President

                            THE ROYAL BANK OF SCOTLAND PLC


                            By    /s/ Clark McGinn
                              ------------------------------
                            Name:   Clark McGinn
                            Title:  Senior Vice President

                            SOCIETE GENERALE


                            By    /s/ David Bird
                              ------------------------------
                            Name:   David Bird
                            Title:  Vice President

                            THE SUMITOMO BANK, LIMITED


                            By    /s/ C. Michael Garrido
                              ------------------------------
                            Name:   C. Michael Garrido
                            Title:  Senior Vice President

                            TORONTO DOMINION (TEXAS), INC.


                            By    /s/ Mark A. Baird
                              ------------------------------
                            Name:   Mark A. Baird
                            Title:  Vice President

                            WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                            NEW YORK BRANCH


                            By    /s/ Duncan M. Robertson
                              ------------------------------
                            Name:   Duncan M. Robertson
                            Title:  Director



                            By    /s/ Anthony Alessandro
                              ------------------------------
                            Name:   Anthony Alessandro
                            Title:  Manager

                            THE BANK OF NEW YORK


                            By    /s/ Nathan S. Howard
                              ------------------------------
                            Name:   Nathan S. Howard
                            Title:  Vice President

                            FLEET NATIONAL BANK


                            By    /s/ Robert Lanigan
                              ------------------------------
                            Name:   Robert Lanigan
                            Title:  Managing Director

                            BANCA NAZIONALE DEL LAVORO  S.p.A.--
                            NEW YORK BRANCH


                            By    /s/ Carlo Vecchio
                              ------------------------------
                            Name:   Carlo Vecchi
                            Title:  Senior Vice President



                            By    /s/ Robert Mancone
                              ------------------------------
                            Name:   Robert Mancone
                            Title:  Vice President

                            THE CHASE MANHATTAN BANK


                            By    /s/ Robert Traband
                              ------------------------------
                            Name:   Robert Traband
                            Title:  Vice President

                            UBS AG, STAMFORD BRANCH

                            By    /s/ Dorothy L. McKinley
                              ------------------------------
                            Name:   Dorothy L. McKinley
                            Title:  Director, Banking Priducts Services, US


                            By    /s/ Lynne B. Alfarone
                              ------------------------------
                            Name:   Lynne B. Alfarone
                            Title:  Associate Director, Banking Products
                                      Services, US

                            BANK OF AMERICA, N.A.


                            By    /s/ Michelle A. Schoenfeld
                              ------------------------------------
                            Name:   Michelle A. Schoenfeld
                            Title:  Vice President

                            THE FUJI BANK, LIMITED


                            By    /s/ Shinichiro Kuruma
                              ------------------------------
                            Name:   Shinichiro Kuruma
                            Title:  Vice President and Manager

                            BANK ONE, NA


                            By    /s/ Sean Drinan
                              ------------------------------
                            Name:   Sean Drinan
                            Title:  Director

                            [THIS PAGE INTENTIONALLY LEFT BLANK]

                            FIRST UNION NATIONAL BANK


                            By    /s/ Joe K. Dancy
                              ------------------------------
                            Name:   Joe K. Dancy
                            Title:  Vice President

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

SECTION 1.01.    Defined Terms.................................................1
SECTION 1.02.    Terms Generally..............................................17

                                  ARTICLE II
                                  THE CREDITS

SECTION 2.01.    Commitments..................................................17
SECTION 2.02.    Loans........................................................18
SECTION 2.03.    Competitive Bid Procedure....................................19
SECTION 2.04.    Standby Borrowing Procedure..................................22
SECTION 2.05.    Fees.........................................................22
SECTION 2.06.    Repayment of Loans; Evidence of Indebtedness.................23
SECTION 2.07.    Interest on Loans............................................23
SECTION 2.08.    Default Interest.............................................24
SECTION 2.09.    Alternate Rate of Interest...................................24
SECTION 2.10.    Termination and Reduction of Commitments.....................25
SECTION 2.11.    Prepayment...................................................25
SECTION 2.12.    Reserve Requirements; Change in Circumstances................26
SECTION 2.13.    Change in Legality...........................................28
SECTION 2.14.    Pro Rata Treatment...........................................28
SECTION 2.15.    Sharing of Setoffs...........................................29
SECTION 2.16.    Payments.....................................................29
SECTION 2.17.    Taxes........................................................30
SECTION 2.18.    Assignment of Commitments Under Certain Circumstances........33
SECTION 2.19.    Term Loans...................................................33

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Organization; Powers.........................................33
SECTION 3.02.    Authorization................................................33
SECTION 3.03.    Enforceability...............................................34
SECTION 3.04.    Governmental Approvals.......................................34
SECTION 3.05.    Financial Statements.........................................34
SECTION 3.06.    Litigation...................................................35
SECTION 3.07.    Federal Reserve Regulations..................................35
SECTION 3.08.    Investment Company Act; Public Utility Holding Company Act...36
SECTION 3.09.    No Material Misstatements....................................36
SECTION 3.10.    Taxes........................................................36

SECTION 3.11.    Employee Benefit Plans.......................................36
SECTION 3.12.    Significant Subsidiaries.....................................37
SECTION 3.13.    Environmental Matters........................................37

                                  ARTICLE IV
                                  CONDITIONS

SECTION 4.01.    Effective Date...............................................38
SECTION 4.02.    Conditions for All Loans.....................................39

                                   ARTICLE V
                                   COVENANTS

SECTION 5.01.    Existence....................................................40
SECTION 5.02.    Business and Properties......................................40
SECTION 5.03.    Financial Statements, Reports, Etc...........................40
SECTION 5.04.    Insurance....................................................42
SECTION 5.05.    Taxes, Etc...................................................42
SECTION 5.06.    Maintaining Records; Access to Properties and Inspections....42
SECTION 5.07.    ERISA........................................................42
SECTION 5.08.    Use of Proceeds..............................................42
SECTION 5.09.    Consolidations, Mergers, Sales and Acquisitions of Assets
                 and Investments in Subsidiaries..............................43
SECTION 5.10.    Limitations on Liens.........................................45
SECTION 5.11.    Fixed Charge Coverage........................................46
SECTION 5.12.    Equity Capitalization Ratio..................................47
SECTION 5.13.    Restrictive Agreements.......................................47

                                  ARTICLE VI
                               EVENTS OF DEFAULT

                                  ARTICLE VII
                                  THE AGENTS

                                 ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01.    Notices......................................................51
SECTION 8.02.    Survival of Agreement........................................52
SECTION 8.03.    Binding Effect...............................................52
SECTION 8.04.    Successors and Assigns.......................................52
SECTION 8.05.    Expenses; Indemnity..........................................55
SECTION 8.06.    Right of Setoff..............................................56
SECTION 8.07.    Applicable Law...............................................57
SECTION 8.08.    Waivers; Amendment...........................................57
SECTION 8.09.    Entire Agreement.............................................57
SECTION 8.10.    Severability.................................................58
SECTION 8.11.    Counterparts.................................................58

SECTION 8.12.    Headings                                                     58
SECTION 8.13.    Interest Rate Limitation                                     58
SECTION 8.14.    Jurisdiction; Venue                                          59
SECTION 8.15.    Confidentiality                                              59



EXHIBITS AND SCHEDULES

Exhibit A-1               -  Form of Competitive Bid Request
Exhibit A-2               -  Form of Notice of Competitive Bid Request
Exhibit A-3               -  Form of Competitive Bid
Exhibit A-4               -  Form of Competitive Bid Accept/Reject Letter
Exhibit A-5               -  Form of Standby Borrowing Request
Exhibit B                 -  Form of Administrative Questionnaire
Exhibit C                 -  Form of Assignment and Acceptance

Schedule 2.01             -  CommitmentsCONFORMED COPY

                                                                  CONFORMED COPY


--------------------------------------------------------------------------------


                                   TXU CORP.
                             TXU ELECTRIC COMPANY
                                TXU GAS COMPANY

                        ------------------------------

                                $1,400,000,000
                          364-DAY COMPETITIVE ADVANCE
                    AND REVOLVING CREDIT FACILITY AGREEMENT


                         Dated as of February 23, 2001

                        ------------------------------


                           THE CHASE MANHATTAN BANK,
        as Administrative Agent and Competitive Advance Facility Agent

                       Lead Arranger and Sole Bookrunner
            J. P. MORGAN & CO., A DIVISION OF CHASE SECURITIES INC.

                             Co-Syndication Agents
                             BANK OF AMERICA, N.A.
                                CITIBANK, N.A.

                              Documentation Agent
                             THE BANK OF NEW YORK


--------------------------------------------------------------------------------

                                  EXHIBIT A-1

                        FORM OF COMPETITIVE BID REQUEST

The Chase Manhattan Bank,
 as Competitive Advance Facility Agent
 for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Chris Consomer
Telecopy: 212-552-5627

Ladies and Gentlemen:

     The undersigned, [TXU Corp.][TXU Electric Company], [TXU Gas Company] (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement, dated as of February 23, 2001 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, [TXU Corp.] [TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent and as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Agreement that it requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

     (A)  Date of Competitive Borrowing (which is a Business Day) ______________
     (B)  Principal amount of aggregate Competitive Borrowing/1/  ______________
     (C)  Interest rate basis/2/  _________________
     (D)  Interest Period and the last day thereof/3/  _________________



---------------
/1/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

/2/  Eurodollar Loan or Fixed Rate Loan.

/3/ Which shall be subject to the definition of "Interest Period" and end not later than the earlier of the Revolving Termination Date and the Maturity Date.

     Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.


                                   Very truly yours,

                                   [TXU CORP.]
                                   [TXU ELECTRIC COMPANY]
                                   [TXU GAS CORPORATION]



                                        By
                                           ------------------------------
                                           Name:
                                           Title: [Financial Officer]

                                  EXHIBIT A-2

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST

                                    [Date]
[Name of Lender]
[Address]


Attention:  [          ]

Ladies and Gentlemen:

     Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement, dated as of February 23, 2001 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among [TXU Corp.][TXU Electric Company], [TXU Gas Company] (the "Borrower"), [TXU Corp.][TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent and as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower made a Competitive Bid Request on __________, [___], pursuant to Section 2.03(a) of the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]./1/ Your Competitive Bid must comply with Section 2.03(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

     (A)  Date of Competitive Borrowing                     _________________
     (B)  Principal amount of Competitive Borrowing         _________________
     (C)  Interest rate basis                               _________________
     (D)  Interest Period and the last day thereof          _________________

                                          Very truly yours,

                                          The Chase Manhattan Bank,
                                          as Competitive Advance Facility Agent,


                                          By
                                            ------------------------------
                                            Name:
                                            Title:



---------------
     /1/ The Competitive Bid must be received by the CAF Agent) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

                                  EXHIBIT A-3

                            FORM OF COMPETITIVE BID

                                    [Date]

The Chase Manhattan Bank,
 as Competitive Advance Facility Agent
 for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Chris Consomer
Telecopy: 212-552-5627


Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement, dated as of February 23, 2001 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among [TXU Corp.][TXU Electric Company], [TXU Gas Company] (the "Borrower"), [TXU Corp.][TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent and as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Agreement, in response to the Competitive Bid Request made by the Borrower on ___________, [____], and in that connection sets forth below the terms on which such Competitive Bid is made:

     (A)  Principal Amount/1/  _________________
     (B)  Competitive Bid Rate/2/  _________________
     (C)  Interest Period and last day thereof  _________________



---------------
     /1/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the CAF Agent.

     /2/  i.e., LIBO Rate + or - __%, in the case of Eurodollar Loans or ___%,
          ----
          in the of Fixed Rate Loans.

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Agreement.


                                   Very truly yours,

                                   [NAME OF LENDER],



                                   By
                                      ------------------------------
                                      Name:
                                      Title:

                                  EXHIBIT A-4

                 FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                    [Date]


The Chase Manhattan Bank,
 as Competitive Advance Facility Agent
 for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Chris Consomer
Telecopy: 212-552-5627

Ladies and Gentlemen:

     The undersigned, [TXU Corp.][TXU Electric Company], [TXU Gas Company] (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement, dated as of February 23, 2001, (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, [TXU Corp.] [TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent and as Competitive Advance Facility Agent for the Lenders.

     In accordance with Section 2.03(c) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated _____________, _____, and in accordance with Section 2.03(d) of the Agreement, we hereby accept the following bids for maturity on [date]:

     Principal Amount         Fixed Rate/Margin        Lender
     ----------------         -----------------        ------

     $                         [%]/[+/-.   %]
     $


We hereby reject the following bids:

     Principal Amount         Fixed Rate/Margin        Lender
     ----------------         -----------------        ------

     $                         [%]/[+/-.   %]
     $

     The $__________ should be deposited in The Chase Manhattan Bank account number [ ] on [date].


                                   Very truly yours,

                                   [TXU CORP.]
                                   [TXU ELECTRIC COMPANY]
                                   [TXU GAS COMPANY]



                                   By
                                      ------------------------------
                                      Name:
                                      Title:

                                  EXHIBIT A-5

                       FORM OF STANDBY BORROWING REQUEST

                                    [Date]


The Chase Manhattan Bank,
 as Administrative Agent for the Lenders referred to below, Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:  Michael Cerniglia
Telecopy:   (212) 552-5777


Ladies and Gentlemen:

     The undersigned, [TXU Corp.][TXU Electric Company] [TXU Gas Company] (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of February 23, 2001 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, [TXU Corp.][TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent and as Competitive Advance Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Agreement that it requests a Standby Borrowing under the Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

     (A)  Date of Standby Borrowing (which is a Business Day) __________________
     (B)  Principal amount of Standby Borrowing/1/            __________________
     (C)  Interest rate basis/2/                              _________________
     (D)  Interest Period and the last day thereof/3/         __________________



---------------
/1/ Not less than $25,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

/2/  Eurodollar Loan or ABR Loan.

/3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

                                   Very truly yours,

                                   [TXU CORP.]
                                   [TXU ELECTRIC COMPANY]
                                   [TXU GAS COMPANY]


                                   By
                                      ------------------------------
                                      Name:
                                      Title: [Financial Officer]

                                   EXHIBIT B

                     FORM OF ADMINISTRATIVE QUESTIONNAIRE


The Chase Manhattan Bank
One Chase Manhattan Plaza, 8th Floor
New York, NY  10081
Tel 212-552-7400
Fax 212-552-5658

                         ADMINISTRATIVE QUESTIONNAIRE

To: The Financial Institutions Party to the TXU Corp. Credit Facility.

Please accurately complete the following information and return via FAX to the attention of:

Michael Cerniglia, Chase Manhattan Bank: FAX    212-552-5777

LEGAL NAME TO APPEAR IN DOCUMENTATION:_________________________________________
--------------------------------------
________________________________________________________________________________

NUMBER OF SIGNATURE LINES NEEDED:_______________________________________________
---------------------------------


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
----------------------------------------------
Institution Name:_______________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
------------------------------------------------
Institution Name:_______________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

CONTACTS/NOTIFICATION METHODS:
------------------------------
CREDIT CONTACTS:

Primary Contact:________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________

Backup Contact:_________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________


TAX WITHHOLDING:
----------------
     Non Resident Alien  ______ Y*  _____ N

     * Form [W-8BEN] [W-8ECI] Enclosed

     Tax ID Number  _____________________


CONTACTS/NOTIFICATION METHODS:
------------------------------
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:________________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________


BID LOAN NOTIFICATION:  (IF APPLICABLE)
----------------------

Contact:________________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________


PAYMENT INSTRUCTIONS:
---------------------

Name of Bank where funds are to be transferred:

________________________________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:

________________________________________________________________________________

Name of Account, if applicable:

________________________________________________________________________________

Account Number:_________________________________________________________________

Additional Information:_________________________________________________________

________________________________________________________________________________

It is very important that all of the above information is accurately filled in
                          ---
and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-552- 7906

                                   EXHIBIT C

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE

     Dated: __________,

     Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement, dated as of February 23, 2001 (as amended, modified, extended or restated from time to time, the "Agreement"), among TXU Corp., TXU Electric Company, TXU Gas Company (collectively, the "Borrowers"), the lenders listed in Schedule 2.01 thereto (the "Lenders"), and The Chase Manhattan Bank, as Administrative Agent and as Competitive Advance Facility Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the [Effective Date of Assignment set forth below], the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the [Effective Date of Assignment] and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the [Effective Date of Assignment], together with unpaid interest accrued on the assigned Loans to the [Effective Date of Assignment] and the amount, if any, set forth on the reverse hereof of the Fees accrued to the [Effective Date of Assignment] for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04 of the Agreement, a copy of which has been received by each such party. From and after the [Effective Date of Assignment], (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.17(g) of the Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit B to the Agreement and (iii) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:



Legal Name of Assignor:



Legal Name of Assignee:



Assignee's Address for Notices:







Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment
unless otherwise agreed by the
Administrative Agent):




========================      ===================================      =============================================

       Facility                   Principal Amount Assigned                       Percentage Assigned of
                                 (and identifying information           Facility/Commitment (set forth, to at least
                              as to individual Competitive Loans)       8 decimals, as a percentage of the Facility
                                                                           and the aggregate Commitments of all
                                                                                    Lenders thereunder

Commitment Assigned:                   $____________                                    __________%

Standby Loans:                         $____________                                    __________%

Competitive Loans:                     $____________                                    __________%

Fees Assigned (if any):                $____________                                    __________%

The terms set forth and on the reverse                       Accepted:
side hereof are hereby agreed to:                            TXU CORP.



                              , as            By:
------------------------------                   -------------------------------
Assignor                                         Name:
                                                 Title:
By:
   ___________________________, as
   Name:                                      TXU ELECTRIC COMPANY
   Title:

------------------------------, as            By:
Assignee,                                        _______________________________
Title:                                           Name:
                                                 Title
By:
   ---------------------------, as
   Name:                                      TXU GAS COMPANY
   Title:

                                              By:
                                                 -------------------------------
                                                 Name
                                                 Title:

                                              THE CHASE MANHATTAN BANK, as
                                              Administrative Agent and CAF Agent

                                              By:
                                                 -------------------------------
                                                 Name
                                                 Title:

                                 Schedule 2.01

                          Name of Lender                            Commitment
--------------------------------------------------------------------------------
  The Chase Manhattan Bank                                          $123,500,000
--------------------------------------------------------------------------------
  Bank of America, N.A.                                              $75,000,000
--------------------------------------------------------------------------------
  Citibank, NA                                                       $75,000,000
--------------------------------------------------------------------------------
  The Bank of New York                                               $75,000,000
--------------------------------------------------------------------------------
  ABN AMRO Bank N.V.                                                 $50,000,000
--------------------------------------------------------------------------------
  Barclays Bank PLC                                                  $50,000,000
--------------------------------------------------------------------------------
  Bayerische Landesbank Girozentrale,                                $50,000,000
  Cayman Island Branch
--------------------------------------------------------------------------------
  Commerzbank AG, New York and Grand Cayman                          $50,000,000
  Branches
--------------------------------------------------------------------------------
  First Union National Bank                                          $50,000,000
--------------------------------------------------------------------------------
  The Royal Bank of Scotland PLC                                     $50,000,000
--------------------------------------------------------------------------------
  The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency                 $45,000,000
--------------------------------------------------------------------------------
  Bank One, NA                                                       $45,000,000
--------------------------------------------------------------------------------
  Den Danske Bank Aktieselskab                                       $45,000,000
--------------------------------------------------------------------------------
  Westdeutsche Landesbank Girozentrale,                              $45,000,000
  New York Branch
--------------------------------------------------------------------------------
  Credit Lyonnais New York Branch                                    $45,000,000
--------------------------------------------------------------------------------
  BNP Paribas                                                        $45,000,000
--------------------------------------------------------------------------------
  Fleet National Bank                                                $45,000,000
--------------------------------------------------------------------------------
  Lehman Commercial Paper Inc.                                       $45,000,000
--------------------------------------------------------------------------------
  National Australia Bank Limited                                    $45,000,000
  A.C.N. 004044937
--------------------------------------------------------------------------------
  Mellon Bank, N.A.                                                  $42,000,000
--------------------------------------------------------------------------------
  Toronto Dominion (Texas), Inc.                                     $36,000,000
--------------------------------------------------------------------------------
  Credit Suisse First Boston                                         $30,000,000
--------------------------------------------------------------------------------
  The Sumitomo Bank Limited                                          $30,000,000
--------------------------------------------------------------------------------
  Banca Nazionale del Lavoro S.p.A.--                                $25,000,000
  New York Branch
--------------------------------------------------------------------------------
  The Dai-Ichi Kangyo Bank, Ltd.                                  $23,333,333.33
--------------------------------------------------------------------------------
  The Fuji Bank, Limited                                          $23,333,333.34
--------------------------------------------------------------------------------
  The Industrial Bank of Japan, Limited                           $23,333,333.33
  New York Branch
--------------------------------------------------------------------------------
  KBC Bank N.V.                                                      $25,000,000
--------------------------------------------------------------------------------
  Lloyds TSB Bank PLC                                                $25,000,000
--------------------------------------------------------------------------------
  Societe Generale                                                   $25,000,000
--------------------------------------------------------------------------------
  UBS AG, Stamford Branch                                            $25,000,000
--------------------------------------------------------------------------------
  Guaranty Federal Bank, FSB                                         $13,500,000
--------------------------------------------------------------------------------
                                         Total                    $1,400,000,000
--------------------------------------------------------------------------------